Exhibit 99.1

Morgan Stanley Bus Tour August 28, 2019 www.icdrilling.com

Preliminary Matters

Various statements contained in this presentation, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "anticipate," "potential," "plan," "goal," "will" or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this presentation speak only as of the date of this presentation; we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including those discussed under "Risk Factors" and "Management' s Discussion and Analysis of Financial Condition and Results of Operations" included in the Company' s filings with the Securities and Exchange Commission, including the Company' s Annual Report on Form 10-K, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, contingencies and uncertainties include, but are not limited to, the following:

- a decline in or substantial volatility of crude oil and natural gas commodity prices;
- a sustained decrease in domestic spending by the oil and natural gas exploration and production industry;
- decline in or substantial volatility of crude oil and natural gas commodity prices;
- our inability to implement our business and growth strategy, including plans to upgrade and convert SCR rigs acquired in the Sidewinder Drilling LLC combination;
- fluctuation of our operating results and volatility of our industry;
- inability to maintain or increase pricing on our contract drilling services;
- delays in construction or deliveries of reactivated, upgraded, converted or new-build land drilling rigs;
- the loss of customers, financial distress or management changes of potential customers or failure to obtain contract renewals and additional customer contracts for our drilling services;
- an increase in interest rates and deterioration in the credit markets;
- our inability to raise sufficient funds through debt financing and equity issuances needed to fund future rig construction projects;
- additional leverage associated with borrowings;
- our inability to comply with the financial and other covenants in debt agreements that we may enter into as a result of reduced revenues and financial performance;
- overcapacity and competition in our industry; unanticipated costs, delays and other difficulties in executing our long-term growth strategy;
- the loss of key management personnel;
- new technology that may cause our drilling methods or equipment to become less competitive;
- labor costs or shortages of skilled workers;
- the loss of or interruption in operations of one or more key vendors;
- the effect of operating hazards and severe weather on our rigs, facilities, business, operations and financial results, and limitations on our insurance coverage;
- increased regulation of drilling in unconventional formations;
- the incurrence of significant costs and liabilities in the future resulting from our failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment;
- the potential failure by us to establish and maintain effective internal control over financial reporting;.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this presentation and in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K. Further, any forward-looking statement speaks only as of the date of this presentation, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Adjusted Net Income or Loss, EBITDA and adjusted EBITDA are supplemental non-GAAP financial measures that are used by management and external users of the Company's financial statements, such as industry analysts, investors, lenders and rating agencies. The Company's management believes adjusted Net Income or Loss, EBITDA and adjusted EBITDA are useful because such measures allow the Company and its stockholders to more effectively evaluate its operating performance and compare the results of its operations from period to period and against its peers without regard to its financing methods or capital structure. See non-GAAP financial measures at the end of this presentation for a full reconciliation of Net Income or Loss to adjusted Net Income or Loss, EBITDA and adjusted EBITDA.



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Rig Fleet Update @ 8/28/19 21 rigs currently operating under drilling contracts Two rigs scheduled for mobilization over next 10 days pursuant to signed drilling contracts Previously announced 300 series upgrade being marketed for mobilization late 3Q’19 and early 4Q’19 Previously announced SCR - to - 300 series conversion on schedule and being marketed for a mid 4Q’19 mobilization Additional opportunities for 3Q’19 and 4Q’19 also being actively pursued at various stages of the contracting process 3

8/27/2019 4 Company Background 4

Investment Thesis Scale, Asset Quality, Growth • Sidewinder strategic combination more than doubled fleet size by combining complementary assets in core markets, driving step - change improvements in operational and financial scale • Meaningful high - return organic growth opportunities executable within free cash flow Attractive Presence in Lower 48’s Most Attractive Basins • Focus on most attractive operating basins supported by high - quality customer base • Majority of rigs in Permian with additional meaningful presence in Haynesville (East Texas / North Louisiana) Free Cash Flow Generation Across Oil and Gas Drilling Cycles • Meaningful growth in earnings and free cash flow per share from existing rig fleet; newbuild rigs and economics no longer necessary for earnings and free cash flow growth • Strategic combination synergies drives more efficient overhead structure • Tax advantaged: NOL’s plus full step - up in Sidewinder assets Strong Balance Sheet, Financial Flexibility and Liquidity • 2Q’19 Net Debt / Adjusted EBITDA < 2.3X; Net Debt / Total Cap: 23.6% • No maturities until October 2023 • Flexible debt structure: pre - payable/re - financeable at any time, minimal financial covenants Sectors only pure - play, pad - optimal growth story focused solely on North America’s most attractive oil and gas basins 5

1. Based upon date of initial drilling operations for newbuild rig or converted rig. Excludes four SCR rigs scheduled for conver sio n to AC pad - optimal status. 2. Market data as of 8/26/19. 3. Excludes $0.6 million of long - term capital leases. 4. Total credit facility commitment at 6/30/19 less outstanding borrowings and letters of credit obligations. Corporate Snapshot Sectors only pure play, pad - optimal growth story • Fleet composed of 32 ShaleDriller ® rigs and two additional idle rigs that will enter marketed fleet following upgrade & conversion • The speed, efficiency and safety offered by ICD’s rigs dramatically reduce drilling times, thereby saving significant capex dollars for E&P operators Integration following Sidewinder strategic combination on 10/1/18 driving operational and financial synergies Established reputation for operational excellence and safety • Average marketed ShaleDriller ® fleet age: ~5.3 years (1) • Work with well - known customers who pay for quality • #1 ranked drilling contractor by Energy Point Research for Service and Professionalism Proforma Capitalization & Liquidity: 6/30/19 (2) US$MM, unless otherwise noted Share Price ($/Share) 1.03 Share Outstanding (MM) 77.1 Equity Value 79.4 Long - term debt (3) 128.1 Cash 10.3 Aggregate Value 217.8 Credit Facility Unused Capacity (4) 37.5 Term Loan – Undrawn Committed Accordion 15.0 Cash 10.3 Total Current Liquidity 62.8 Book Value of Equity 376.9 Total Capitalization 505.0 6 Fleet Snapshot AC Rigs Marketed Idle SCR Rigs (scheduled / planned conversion) Idle SCR Rig ( conversion candidate) Idle AC Rig (conversion candidate) Total Rigs 29 3 1 1 34

Financial Liquidity 7 • $130 million term loan ̶ Five - year term ̶ No amortization ̶ Additional $15 million delayed - draw availability ̶ Minimal financial covenants ̶ Pre - payable at any time • $40 million revolving line of credit • Near - term liquidity requirements ̶ 2019 Capex Budget: $29 million ($11 million remaining 2H’19) ̶ Stock repurchase program • ICD expects to fund near term requirements via free cash flow Financial Liquidity At June 30, 2019 Cash $10.3 Undrawn Revolver Capacity (1) 37.5 Undrawn Committed Accordion 15.0 Total Liquidity $62.8 2019 Capex SCR Conversions ($9M) Maintenance ($8M) Capital Spare / Other, Net ($12M) 7 (1) $40 million commitment less outstanding borrowings and letters of credit balance @ 6/30/19 $ millions

Geographic Mix and Customer Relationships Active Rig Count by Basin Strong Customer Base Permian Haynesville / Eagleford (1 rig) ICD Customers 8 75% 25%

Pad - Optimal Drilling Fleet Characteristics 9 Omni - Directional Walking 1500 HP Drawworks High - Pressure Mud Systems (7500 psi) Fast Moving AC Programmable Flexibility to provide differing equipment packages to meet particular requirements of E&Ps’ drilling programs • Three pump / four engine capable • Enhanced racking (25K ft) and hookload (1M lb) options • Greater than 200 ft walking capable • Drilling optimization software capable • Bi - fuel

Fleet & Operational Footprint

14 "300" Series ShaleDriller Rigs[1]

- 1500 HP drawworks; 25K+ racking / 1M lb hook with only modest capex
- Three pump / four engine capable; drilling optimization software capable
- Targeting developing market niche for larger diameter casing strings and extreme laterals

19 "200" Series ShaleDriller Rigs

- 1500 HP drawworks; 20K+ racking / 750K lb hook
- Three pump / four engine capable; drilling optimization software capable

1 "100" Series ShaleDriller Rig

- 1000 HP drawworks
- Three pump / four engine capable; drilling optimization software capable


New Mexico
Oklahoma
Arkansas
Texas
Louisiana
ICD owned or leased location

Target Areas of Growth
Texas, Louisiana, Oklahoma and New Mexico

(1) Includes three operating SCR rigs scheduled/planned for conversion and two idle rigs that are conversion candidates

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8/27/2019 11 Company Strategy 11

Market Overview: Long - term View 12 Continued innovation results in US shale plays becoming some of the most economic in the world Oil prices generally range bound in the $50bbl to $70bbl WTI range, resulting in more frequent, but less severe cycles outside of this range Investor and capital market sentiment forces E&P’s to focus on financial returns and free cash flow over production growth, placing a premium on efficiency and execution Successful E&P’s must focus on continuous efficiency improvements, accelerating shift towards a wellbore manufacturing model utilizing more complex multi - well pad drilling, increasing lateral length, and data analytics Continued bifurcation of the land contract drilling rig market and continued manifestation of the rig replacement cycle as E&Ps accelerate hi - grading drilling operations towards pad - optimal rig technology Thus, the pad - optimal rig count behaves differently than during prior downturns, indicative of this market maintaining strong utilization during 1H’19 following commodity price downturn that began in Nov ’18 Pad - optimal rig technology (i.e. SHALEDRILLER) optimizes E&P economics 12

Drivers Towards Returns / Free Cash Flow Through Oil and Gas Cycle Operational and Financial Synergies from Sidewinder Combination • Post combination integration substantially complete 6/30/19 • Expect realization of runrate synergies of $10 million+ during 3Q’19 and beyond ($8M SG&A and $2M+ operational) Scalable SG&A Cost Structure • Post combination financial and operational scale drives significant improvements in overhead efficiencies • High - return growth and expansion within target markets supported by existing overhead structure and systems Executable, High - Return, Free Cash Flow Generating Organic Growth Opportunities • Three scheduled/planned SCR to “300” Series pad - optimal conversions • Two additional idle rig conversion to “300” Series pad - optimal status available • Nine “300” Series ShaleDriller rigs capable of racking (25K ft) and hookload (1M lb) additions with only modest capex requirements • Third pump, fourth engine and drilling optimization software additions based upon market demand for these features Future M&A? • ICD systems and processes in place to assimilate M&A rig additions in core markets • Pad - optimal rigs (and rigs able to be efficiently upgraded to pad - optimal status) operating in ICD core markets owned by fragmented group of small contractors 13

Synergy Realization Driving Overhead Efficiencies 14 0% 2% 4% 6% 8% 10% 12% 14% ICD 3Q'18: Pre-SW ICD 2Q'19 Other Public Land Drillers (1) SG&A Expense as a % of Revenue Continued realization of synergies from strategic combination driving overhead efficiencies that are scalable in connection with execution of high - return growth opportunities in core markets (1) Weighted Average SG&A expense as a percentage of total revenues for HP, PTEN, NBR, PDS and PES combined during 2Q’19. Includ es research and development expenses. Per available public filings. 14 Full realization of strategic combination synergies expected 3Q’19

Free Cash Flow Generation 15 15 • Table summarizes ICD indicative free cash flow across a variety of revenue per day and rig utilization assumptions. Free cash flow defined as Adjusted EBITDA less capex, cash interest and cash taxes. Calculations based upon the following additional assumptions - Cost per day: $13K - Capex: $1.5K per operating day - Cash SG&A: $14.5M - Cash taxes: $900K - Cash interest: $13 million 18 20 22 24 26 28 30 32 56% 63% 69% 75% 81% 88% 94% 100% 18,000 (5,405) (2,850) (295) 2,260 4,815 7,370 9,925 12,480 18,500 (2,120) 800 3,720 6,640 9,560 12,480 15,400 18,320 19,000 1,165 4,450 7,735 11,020 14,305 17,590 20,875 24,160 19,500 4,450 8,100 11,750 15,400 19,050 22,700 26,350 30,000 20,000 7,735 11,750 15,765 19,780 23,795 27,810 31,825 35,840 20,500 11,020 15,400 19,780 24,160 28,540 32,920 37,300 41,680 21,000 14,305 19,050 23,795 28,540 33,285 38,030 42,775 47,520 21,500 17,590 22,700 27,810 32,920 38,030 43,140 48,250 53,360 22,000 20,875 26,350 31,825 37,300 42,775 48,250 53,725 59,200 22,500 24,160 30,000 35,840 41,680 47,520 53,360 59,200 65,040 23,000 27,445 33,650 39,855 46,060 52,265 58,470 64,675 70,880 23,500 30,730 37,300 43,870 50,440 57,010 63,580 70,150 76,720 Rigs Operating / Utilization Revenue Per Day INDICATIVE FREE CASH FLOW (1) $000s ICD structured to generate free cash flow across cycle and generate meaningful returns relative to its current trading value and book value

Meaningful Player in Consolidating Pad - Optimal Market 0 100 200 300 400 500 600 700 800 900 1,000 US Land Total ICD Target Markets 16 Market Share – ICD Target Markets – TX & Contiguous States Operating Rigs – Pad - Optimal & Upgradeable (1)(2) Consolidating pad - optimal rig market driven (i) economically by the continued manifestation of the rig replacement cycle and (ii) by recent consolidating transactions (ICD - Sidewinder and Ensign - Trinidad) Legacy rigs (mechanical, SCR, AC (less than 1500 HP) AC Rigs – Pad - optimal and upgradeable rigs (2) Pad - Optimal / Upgradeable rigs not operating in ICD target markets . (1) Per Rig Data and internal estimates. (2) Represents AC rig fleet, 1500 HP or greater (includes skidding rigs and rigs without 7500psi mud systems that would require s ign ificant upgrade investment to meet pad - optimal specifications) Operating Rigs (1) 16 HP PTEN NBR ESI PDS ICD Fragmented (17 companies)

M&A Opportunities? 17 • Sidewinder combination illustrates how consolidating transactions with pad - optimal and economically upgradeable rigs drive improvement in returns and free cash flow generation per share • Post combination integration on target; ICD able to efficiently execute additional M&A opportunities when / if opportunities present themselves • Additional pad - optimal / upgradeable rigs operating in ICD target markets are owned by drilling contractors with subscale size and minimal access to financing / capital markets 0 10 20 30 40 50 60 70 A B C D E F G Others (10) Total Pad - optimal / upgradeable operating rigs in ICD target markets of Texas and contiguous states owned by private or public drilling contractors with subscale fleet size (1) (1) Source: Rig data (7.26.19). AC rigs with 1500+HP 17

Closing Summary Maintaining a Pad - Optimal drilling fleet…while increasing Returns and Free Cash Flow by focusing on operational excellence and executable high - return internal Growth opportunities • High - quality pad - optimal drilling fleet • Presence in most active US Shale basins supported by high - quality customers • Generation of free cash flow and returns across oil and gas cycle • Strong balance sheet with financial flexibility 18

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ICD Today: Nothing has Changed but Everything is Different 20 Pre Combination Post Combination Asset Quality & Geographic Focus • Pad - Optimal rig fleet • Texas & contiguous states weighted towards Permian/Haynesville SAME Operational Priorities • Safety & Operational Excellence SAME Operational & Financial Scale • 15 rig fleet • $100M+ revenues, misaligned overhead structure • 15 “200” Series rigs • 34 Rig Fleet • $250M+ revenues, more aligned overhead structure • 14 “300” Series rigs; 19 “200” Series rigs; One “100” Series rig • Increased exposure to Super Majors Free Cash Flow / High Returns Focus • Subscale size drove disproportionate weighting to rig fleet growth over returns and free cash flow • High - return focused / free cash flow growth through organic opportunities - Newbuild economics and fleet growth not necessary to drive incremental returns and free cash flow Post combination, ICD’s strategic focus and operational priorities remain unchanged, but our ability to generate free cash flow and investor returns increased dramatically 20

2Q’19 Highlights • Adjusted net loss (excluding non - cash tax charge) of $0.03 per share • Adjusted EBITDA of $12.8 million • Net debt, excluding finance leases, of $119.7 million • Fleet utilization of 83.7% • Fully burdened margin of $6,713 per day, with transitory issues negatively impacting cost per day during the quarter 21 21

Balance Sheet 22 June 30, 2019 December 31, 2018 Assets Cash and cash equivalents 10,278$ 12,247$ Accounts receivable, net 35,862 41,987 Inventories 2,443 2,693 Assets held for sale 13,796 19,711 Prepaid expenses and other current assets 3,321 8,930 Total current assets 65,700 85,568 Property, plant and equipment, net 489,074 496,197 Goodwill 1,627 1,627 Other long-term assets, net 2,212 1,470 Total assets 558,613$ 584,862$ Liabilities and Stockholders’ Equity Liabilities Current portion of long-term debt (1) 1,161$ 587$ Accounts payable 19,606 16,312 Accrued liabilities 16,057 29,219 Current portion of contingent consideration 13,950 - Total current liabilities 50,774 46,118 Long-term debt (2) 128,654 130,012 Contingent consideration - 15,748 Deferred income taxes, net 1,132 774 Other long-term liabilities 1,125 677 Total liabilities 181,685 193,329 Commitments and contingencies Stockholders’ equity Common stock, $0.01 par value, 200,000,000 shares authorized; 77,469,233 and 77,598,806 shares issued, respectively, and 76,948,679 and 77,078,252 shares outstanding, respectively 769 771 Additional paid-in capital 504,074 503,446 Accumulated deficit (124,869) (109,638) Treasury stock, at cost, 520,554 shares (3,046) (3,046) Total stockholders’ equity 376,928 391,533 Total liabilities and stockholders’ equity 558,613$ 584,862$ 22 (1) Current portion of long - term debt relates to the current portion of vehicle finance and capital lease obligations. (2) As of June 30, 2019, long - term debt includes $1.5 million of long - term vehicle finance lease obligations. As of December 31, 20 18, long - term debt included $0.6 million of long - term vehicle capital lease obligations

Income Statement 23 23 March 31, 2019 2018 2019 2019 2018 Revenues 52,879$ 25,754$ 60,358$ 113,237$ 51,381$ Costs and expenses Operating costs 37,453 17,966 39,333 76,786 36,892 Selling, general and administrative 3,008 3,495 4,545 7,553 6,974 1,287 443 1,081 2,368 443 Depreciation and amortization 11,371 6,579 11,313 22,684 13,170 Asset impairment (insurance recoveries), net 5,855 - 2,018 7,873 (35) Loss (gain) on disposition of assets, net 18 (333) 3,220 3,238 (415) Total cost and expenses 58,992 28,150 61,510 120,502 57,029 Operating loss (6,113) (2,396) (1,152) (7,265) (5,648) Interest expense (3,592) (938) (3,761) (7,353) (1,881) Other expense (255) - - (255) - Loss before income taxes (9,960) (3,334) (4,913) (14,873) (7,529) Income tax expense (benefit) 2,898 (21) (2,540) 358 (70) Net loss (12,858)$ (3,313)$ (2,373)$ (15,231)$ (7,459)$ Loss per share: Basic and Diluted (0.17)$ (0.09)$ (0.03)$ (0.20)$ (0.20)$ Basic and Diluted 75,692 38,253 75,692 75,692 38,188 Weighted average number of common shares outstanding: Six Months EndedThree Months Ended June 30, June 30, Merger-related expenses

24 Adjusted net income and loss, EBITDA and adjusted EBITDA are supplemental non - GAAP financial measure that are used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. In addition, adjusted EBITDA is consistent with how EBITDA is calculated under our revolving credit facility for purposes of determining our compliance with various financial covenants. We define “EBITDA” as earnings (or loss) before interest, taxes, depreciation, and amortization, and we define “adjusted EBITDA” as EBITDA before stock - based compensation, non - cash asset impairments, gains or losses on disposition of assets, and other non - recurring items added back to, or subtracted from, net income for purposes of calculating EBITDA under our revolving credit facility. Neither adjusted net income or loss, EBITDA or adjusted EBITDA is a measure of net income as determined by U.S. generally accepted accounting principles (“GAAP”). Management believes adjusted net income and loss, EBITDA and adjusted EBITDA are useful because they allow our stockholders to more effectively evaluate our operating performance and compliance with various financial covenants under our revolving credit facility and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure or non - recurring, non - cash transactions. We exclude the items listed above from net income (loss) in calculating adjusted net loss, EBITDA and adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. None of adjusted net loss, EBITDA or adjusted EBITDA should be considered an alternative to, or more meaningful than, net income (loss), the most closely comparable financial measure calculated in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from adjusted net loss, EBITDA and adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s return of assets, cost of capital and tax structure. Our presentation of adjusted net loss, EBITDA and adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual or non - recurring items. Our computations of adjusted net income (loss), EBITDA and adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The table on the following page present a reconciliation of net loss to adjusted net income (loss), EBITDA and adjusted EBITDA. Non - GAAP Financial Measures

Non-GAAP Financial Measures

Reconciliation of Net Loss to Adjusted Net Income (Loss):

	(Unaudited) Three Months Ended						(Unaudited) Six Months Ended			
	June 30, 2019		June 30, 2018		March 31, 2019		June 30, 2019		June 30, 2018	
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
(in thousands)										
Net loss	$ (12,858)	$(0.17)	$ (3,313)	$(0.09)	$ (2,373)	$(0.03)	$(15,231)	$ (0.20)	$ (7,459)	$ (0.20)
Add back:										
Asset impairment (insurance recoveries), net (1)	5,855	0.08	-	-	2,018	0.03	7,873	0.10	(35)	-
Loss (gain) on disposition of assets, net (2)	18	-	(333)	-	3,220	0.04	3,238	0.04	(415)	(0.01)
Intangible revenue (3)	(46)	-	-	-	(1,033)	(0.01)	(1,079)	(0.01)	-	-
Merger-related expenses (4)	1,287	0.02	443	0.01	1,081	0.01	2,368	0.04	443	0.01
Other expense	255	-	-	-	-	-	255	-	-	-
Adjusted net (loss) income	$ (5,489)	$(0.07)	$ (3,203)	$(0.08)	$ 2,913	$ 0.04	$ (2,576)	$ (0.03)	$ (7,466)	$ (0.20)

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA:

	(Unaudited) Three Months Ended			(Unaudited) Six Months Ended	
	June 30, 2019	June 30, 2018	March 31, 2019	June 30, 2019	June 30, 2018
(in thousands)					
Net loss	$ (12,858)	$ (3,313)	$ (2,373)	$ (15,231)	$ (7,459)
Add back:					
Income tax expense (benefit)	2,898	(21)	(2,540)	358	(70)
Interest expense	3,592	938	3,761	7,353	1,881
Depreciation and amortization	11,371	6,579	11,313	22,684	13,170
Asset impairment (insurance recoveries), net (1)	5,855	-	2,018	7,873	(35)
EBITDA	10,858	4,183	12,179	23,037	7,487
Loss (gain) on disposition of assets, net (2)	18	(333)	3,220	3,238	(415)
Stock-based compensation	416	718	387	803	1,362
Intangible revenue (3)	(46)	-	(1,033)	(1,079)	-
Merger-related expenses (4)	1,287	443	1,081	2,368	443
Other expense	255	-	-	255	-
Adjusted EBITDA	$ 12,788	$ 5,011	$ 15,834	$ 28,622	$ 8,877



See footnote explanations on following page.

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Non-GAAP Financial Measures

(1) In the second quarter of 2019, we recorded an impairment of $5.9 million to reflect (i) a $3.1 million impairment of non-marketable SCR drilling equipment on rigs that will be upgraded, (ii) a $1.1 million impairment of drilling assets to be sold at auction in August 2019, (iii) a $0.2 million impairment of real property acquired in the Sidewinder merger that is scheduled to be sold during the third quarter of 2019 and (iv) a $1.2 million impairment of miscellaneous drilling equipment previously held for sale, but deemed unsalable in the current market environment. In the first quarter of 2019, we recorded a $2.0 million impairment of drilling assets that were sold at auction in April 2019.

(2) In the second quarter of 2018, we recorded a gain on disposition of assets of $0.3 million, primarily due to a gain on the sale or disposition of miscellaneous drilling equipment. In the first quarter of 2019, we recorded a loss on the disposition of assets of $3.2 million primarily related to the sale of certain surplus assets, acquired in the Sidewinder merger, at auctions during the quarter

(3) For the three and six months ended June 30, 2019, and the three months ended March 31, 2019, we amortized intangible revenue related to an unfavorable contract liability acquired in the Sidewinder merger.

(4) For all periods presented, we incurred costs directly associated with the Sidewinder merger. These costs were primarily comprised of severance, professional fees and other merger integration related expenses.



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Non-GAAP Financial Measures

	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Three Months Ended March 31, 2019	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
Number of marketed rigs end of period (1)	30	14	32	30	14
Rig operating days (2)	2,330.2	1,264.7	2,728.1	5,058.3	2,524.1
Average number of operating rigs (3)	25.6	13.9	30.3	27.9	13.9
Rig utilization (4)	83.7%	99.3%	94.8%	89.3%	99.6%
Average revenue per operating day (5)	$ 20,868	$ 19,411	$ 20,755	$ 20,807	$ 19,233
Average cost per operating day (6)	$ 14,155	$ 13,034	$ 13,302	$ 13,695	$ 13,223
Average rig margin per operating day	$ 6,713	$ 6,377	$ 7,453	$ 7,112	$ 6,010

(1) Number of marketed rigs as of June 30, 2019 increased by 16 rigs as compared to the number of marketed rigs as of June 30, 2018 as a result of the Sidewinder Merger. Marketed rigs exclude idle rigs that will not be reactivated until upgrades or conversions are complete.

(2) Rig operating days represent the number of days our rigs are earning revenue under a contract during the period, including days that standby revenues are earned.

(3) Average number of operating rigs is calculated by dividing the total number of rig operating days in the period by the total number of calendar days in the period.

(4) Rig utilization is calculated as rig operating days divided by the total number of days our marketed drilling rigs are available during the applicable period.

(5) Average revenue per operating day represents total contract drilling revenues earned during the period divided by rig operating days in the period. Excluded in calculating average revenue per operating day are revenues associated with the reimbursement of (i) out-of-pocket costs paid by customers of $3.7 million, $1.2 million and $2.7 million during the three months ended June 30, 2019 and 2018, and March 31, 2019, respectively, and $6.4 million and $2.8 million during the six months ended June 30, 2019 and 2018, respectively, (ii) revenues associated with the amortization of intangible revenue acquired in the Sidewinder Merger of $46 thousand and $1.1 million during the three and six months ended June 30, 2019, respectively, and (iii) early termination revenues of $0.5 million and $0.5 million during the three and six months ended June 30, 2019, respectively. The three and six months ended June 30, 2018 did not include any intangible or early termination revenues.

(6) Average cost per operating day represents operating costs incurred during the period divided by rig operating days in the period. The following costs are excluded in calculating average cost per operating day: (i) out-of-pocket costs paid by customers of $3.7 million, $1.2 million and $2.7 million during the three months ended June 30, 2019 and 2018, and March 31, 2019, respectively, and $6.4 million and $2.8 million during the six months ended June 30, 2019 and 2018, respectively, (ii) new crewtraining costs of zero, $68 thousand and zero during the three months ended June 30, 2019 and 2018, and March 31, 2019, respectively, and zero and $93 thousand during the six months ended June 30, 2019 and 2018, respectively, (iii) construction overhead costs expensed due to reduced rig construction activity of $0.7 million, $0.2 million and $0.3 million during the three months ended June 30, 2019 and 2018, and March 31, 2019, respectively, and $1.0 million and $0.6 million during the six months ended June 30, 2019 and 2018, respectively, and (iv) rig de-commissioning costs associated with stacking deactivated rigs of $0.1 million and $0.1 million during the three and six months ended June 30, 2019, respectively. The three and six months ended June 30, 2018 and the three months ended March 31, 2019 did not include any de-commissioning costs.



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